EXHIBIT 10.27

                              ELEVENTH AMENDMENT TO
                                CREDIT AGREEMENT


         THIS ELEVENTH AMENDMENT TO CREDIT AGREEMENT dated as of May 8, 1995, by and between North Atlantic Technologies, Inc. (the "Company"), a Minnesota corporation, and First Bank National Association (the "Bank"), a national banking association.

1. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement dated December 21, 1987, by and between the Company and the Bank, as amended (the "Credit Agreement") is hereby amended as follows:

         a. Section 1 is hereby amended to add a definition for "Security Agreement," as follows:

                           "Security Agreement": The Security Agreement by and between the Company and the Bank, substantially in the form of Exhibit ____ hereto, as the same may be amended, restated, modified, or supplemented from time to time with the written consent of the Company, which consent shall not be unreasonably withheld.

         b. The definition of "Collateral" in Section 1 is hereby amended to read in its entirety as follows:

                           "Collateral": As such term is defined in Section 1 of the Pledge Agreement, and Section 1 of the Security Agreement.

         c.       Section 6.02 is amended by adding the following:

                           In addition to the Bank's other rights and remedies, upon occurrence of an Event of Default and at any time thereafter, the Bank may pursue the remedies available to it under the terms of the Security Agreement.

2. GUARANTY. Heim consents and agrees to the amendments set forth herein, and agrees that the Guaranty guarantees payment of the Note and all amendments, extensions, renewals, and replacements thereof, and all other Guaranteed Obligations as described in the Guaranty, and agrees that the Pledge Agreement secures the Note and all amendments, extensions, renewals, and replacements thereof and all other Secured Obligations as described in the Pledge Agreement. The Company consents and agrees to the amendments set forth herein.

3. ALL OTHER TERMS RATIFIED. Except as herein amended, all provisions of the Credit Agreement, the Note, the Guaranty, the Pledge Agreement, and the Security Agreement remain in full force and effect. No provision of this Amendment can be amended, modified, waived, or terminated, except by a writing executed by all of the parties hereto. This Amendment shall bind and benefit the parties and their respective heirs, representatives, successors, and assigns; provided, however, that neither the Company nor Heim shall assign any of its or his rights or obligations hereunder without the Bank's prior written consent, and any assignment in violation of this sentence shall be null and void. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.


Executed as of the date first written above.


                                 NORTH ATLANTIC TECHNOLOGIES,
                                 INC.



                                 By /s/ David Paulin
                                    Its Vice President


                                 FIRST BANK NATIONAL ASSOCIATION


                                 By /s/ Paul R. Braun
                                    Its Vice President



                                 -------------------------------
                                 WILLIS D. HEIM